NEWS RELEASE	950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
TUESDAY, AUG. 1, 2006
GROUP 1 AUTOMOTIVE REPORTS 38 PERCENT SECOND-QUARTER EARNINGS INCREASE
Acquires California Toyota Dealership; Sells Chevrolet Dealership
HOUSTON, Aug. 1, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported that second-quarter net income increased 37.5 percent to $24.9 million, on revenues of $1.6 billion. Diluted earnings per share grew 33.3 percent to $1.00. This compares with net income of $18.1 million, or $0.75 per diluted share, in the second quarter of 2005.
Second-quarter gross margin improved 40 basis points to 15.6 percent, primarily attributable to an 80 basis-point increase in total used vehicle margin and a 30 basis-point increase in new vehicle margin. Used vehicle gross profit rose 6.6 percent reflecting an increase of 3.9 percent in used retail revenues, and new vehicle gross profit increased 2.6 percent on 1.2 percent lower revenues. Parts and service revenues increased 1 percent, as a 4 percent increase in customer-pay business was offset by lower warranty business. Finance and insurance revenues declined 2.3 percent reflecting lower new vehicle unit sales and an increased use of subsidized financing incentives by the manufacturers.
Group 1 also achieved a 500 basis-point reduction in total selling, general and administrative expenses to 75.1 percent of gross profit, primarily attributable to gross profit improvements and its continued focus on increasing operating efficiencies.
Included in the second-quarter results, the company recognized a $5.9 million pretax business interruption insurance credit stemming from the losses incurred at its New Orleans dealerships that was partially offset by a previously announced $4.5 million pretax cash payment to settle the lease termination dispute related to its Dodge store in New Orleans as a result of the damage it sustained in Hurricane Katrina.
Operating margin improved 80 basis points from the prior year to 3.6 percent, and pretax margin improved 70 basis points to 2.5 percent.
“We are delighted with our margin improvements, both on a consolidated and same store basis,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Our team has continued to implement our operating efficiency improvement initiatives, resulting in another solid performance this quarter.”
On a same-store basis, used vehicle retail revenues increased 4.7 percent on 2.2 percent higher unit sales, while new vehicle revenues declined 2.5 percent on 2.2 percent lower unit sales. The new vehicle sales decline was more than explained by weakness in domestic brands that was consistent with the overall performance of these

Group 1 Automotive, Inc.
brands. Parts and service revenues rose 2.6 percent and finance and insurance revenues fell 2.4 percent. Gross margin improved 60 basis points to 15.8 percent.
Total floorplan interest expense expanded 29.4 percent to $13.0 million, reflecting a continued upward trend in interest rates. Partially offsetting the higher rates was a $75.9 million decrease in weighted average floorplan borrowings. Other interest expense also declined $0.7 million, or 15.1 percent, reflecting a decrease of $50.7 million in borrowings outstanding in the period. As a result of the issuance of 2.25% convertible notes, the long-term debt-to-equity ratio increased to 40 percent.
Share Repurchase
In connection with a $287.5 million convertible debt offering that was completed during the second quarter, Group 1 repurchased 933,800 shares of its common stock at an average price of $53.54, completing its board-authorized $50 million share repurchase program. In addition, the company also repurchased 51,000 shares of its common stock at an average price of $58.00 under a separate board authorization to fund the share delivery requirements under its existing employee stock purchase plan.
Acquisition and Disposition Update
In July, Group 1 acquired its second Toyota/Scion dealership in the Los Angeles area. The dealership will operate under the name of Miller Toyota/Scion of Anaheim. Additionally, the company was granted a Suzuki add-point dealership in the Los Angeles area in May, further augmenting its brand mix. The two franchises are expected to generate $133.6 million in estimated annual revenues. Year to date, the company has added five franchises with $263.7 million in estimated annual revenues toward its full-year acquisition target of $500 million.
In July, the company disposed of a Kia franchise in the Sacramento area and a Chevrolet franchise in Denver, its sole Colorado dealership. These franchises generated $59.9 million in revenues during the trailing twelve-month period. Year to date, the company has disposed of 12 franchises with $194.3 million in trailing twelve-month revenues, exceeding its $190 million full-year target.
Management’s Outlook
Group 1 reaffirmed its 2006 full-year earnings guidance range of $3.40 to $3.70 per diluted share. This guidance is based on the following assumptions:
•	Industry seasonally adjusted annual sales rate of 16.5 to 16.7 million vehicles.

•	A 25 basis-point increase in interest rates over the remainder of the year.

•	An estimated average of 24.4 million shares outstanding.

•	The implementation of SFAS No. 123(R), “Share Based Payment,” that the company estimates will have a full-year negative earnings impact of $0.10 per diluted share.
This guidance excludes the impacts of any future acquisitions or dispositions.
Second-Quarter Conference Call and Presentation
Group 1’s senior management team will host a conference call to discuss these results today at 10 a.m. EDT.
The live simulcast call, and a slide presentation, may be accessed on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the call at: 800-240-2430 (domestic) or 303-262-2130 (international).

Group 1 Automotive, Inc.
A telephonic replay will be available through Aug. 8 by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11065626#.
About Group 1 Automotive, Inc.
Group 1 owns 93 automotive dealerships comprised of 134 franchises, 33 brands and 29 collision service centers in California, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
REVENUES:
New vehicle retail sales	$968,399	$980,375	(1.2)%	$1,828,527	$1,814,320	0.8%
Used vehicle retail sales	289,760	278,787	3.9	555,680	540,332	2.8
Used vehicle wholesale sales	87,053	106,786	(18.5)	167,746	202,980	(17.4)
Parts and service	164,641	163,057	1.0	327,507	322,517	1.5
Finance and insurance	47,193	48,328	(2.3)	95,151	93,911	1.3

Total revenues	1,557,046	1,577,333	(1.3)%	2,974,611	2,974,060	0.0%

COST OF SALES:
New vehicle retail sales	898,087	911,815	(1.5)%	1,693,701	1,686,648	0.4%
Used vehicle retail sales	252,632	244,053	3.5	483,512	472,222	2.4
Used vehicle wholesale sales	87,783	107,378	(18.2)	167,497	203,454	(17.7)
Parts and service	74,882	73,998	1.2	149,415	147,157	1.5

Total cost of sales	1,313,384	1,337,244	(1.8)%	2,494,125	2,509,481	(0.6)%

GROSS PROFIT	243,662	240,089	1.5%	480,486	464,579	3.4%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	182,944	192,347	(4.9)%	363,420	374,637	(3.0)%

DEPRECIATION AND AMORTIZATION EXPENSE	4,372	4,302	1.6%	8,935	9,925	(10.0)%

INCOME FROM OPERATIONS	56,346	43,440	29.7%	108,131	80,017	35.1%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(13,033)	(10,074)	29.4%	(24,878)	(18,739)	32.8%
Other interest expense, net	(3,997)	(4,706)	(15.1)	(7,987)	(9,830)	(18.8)
Other income (expense), net	(271)	11	(2,563.6)	(245)	8	(3,162.5)

INCOME BEFORE INCOME TAXES	39,045	28,671	36.2%	75,021	51,456	45.8%

PROVISION FOR INCOME TAXES	14,173	10,582	33.9%	27,838	18,967	46.8%

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	24,872	18,089	37.5%	47,183	32,489	45.2%

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	—	—	—	—	(16,038)	N/A

NET INCOME	$24,872	$18,089	37.5%	$47,183	$16,451	186.8%

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle	$1.00	$0.75	33.3%	$1.91	$1.36	40.4%
Cumulative effect of a change in accounting principle	—	—	—	—	(0.67)	—

Net income	$1.00	$0.75	33.3%	$1.91	$0.69	176.8%

Weighted average diluted shares outstanding	24,840	23,985	3.6%	24,647	23,935	3.0%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	June 30,	December 31,
	2006	2005	% Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$77,454	$37,695	109.5%
Contracts in transit and vehicle receivables, net	145,968	187,769	(22.3)
Accounts and notes receivable, net	73,954	81,463	(7.8)
Inventories	840,212	756,838	11.0
Deferred income taxes	17,600	18,780	(6.3)
Prepaid expenses and other current assets	16,926	23,283	(33.7)

Total current assets	1,172,114	1,105,828	6.1
PROPERTY AND EQUIPMENT, net	166,258	161,317	3.1
GOODWILL	386,234	372,844	3.6
INTANGIBLE FRANCHISE RIGHTS	176,892	164,210	7.7
DEFERRED INCOME TAXES	4,443	—	100.0
OTHER ASSETS	38,301	29,419	30.2

Total assets	$1,944,242	$1,833,618	6.1%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$227,649	$407,396	(44.1)%
Floorplan notes payable — manufacturer affiliates	357,737	316,189	13.1
Current maturities of long-term debt	810	786	3.1
Accounts payable	113,587	124,857	(9.0)
Accrued expenses	106,043	119,404	(10.3)

Total current liabilities	805,826	968,632	(16.7)
LONG-TERM DEBT, net of current maturities	433,197	158,074	174.0
DEFERRED INCOME TAXES	—	28,862	(100.0)
OTHER LIABILITIES	27,812	25,356	9.7

Total liabilities before deferred revenues	1,266,835	1,180,924	7.4

DEFERRED REVENUES	22,895	25,901	(11.6)

STOCKHOLDERS’ EQUITY:
Common stock	250	246	1.6
Additional paid-in capital	288,058	276,904	4.0
Retained earnings	413,678	373,162	10.9
Accumulated other comprehensive income (loss)	3,768	(706)	(633.7)
Deferred stock-based compensation	—	(5,413)	(100.0)
Treasury stock	(51,242)	(17,400)	194.5

Total stockholders’ equity	654,512	626,793	4.4

Total liabilities and stockholders’ equity	$1,944,242	$1,833,618	6.1%

BALANCE SHEET DATA:
Working capital	$366,288	$137,196	167.0%
Current ratio	1.45	1.14	27.2

Long-term debt to capitalization	40%	20%

Inventory days supply: (1)
New vehicle	62	56	10.7%
Used vehicle	29	28	3.6

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Six Months Ended,
		June 30,		June 30,
		2006	2005	2006	2005
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Northeast	Massachusetts	12.8%	12.9%	13.0%	12.9%
	New Hampshire	4.2	0.2	3.9	0.1
	New Jersey	2.9	2.8	2.8	2.8
	New York	2.3	2.5	2.4	2.5

		22.2	18.4	22.1	18.3

Southeast	Florida	4.5	5.9	4.9	5.9
	Georgia	3.8	4.8	3.8	4.7
	Louisiana	5.6	5.6	5.9	5.7

		13.9	16.3	14.6	16.3

South Central	Oklahoma	11.3	12.2	10.5	11.7
	Central Texas	11.0	12.2	11.2	12.1
	Southeast Texas	17.6	14.5	17.2	14.7

		39.9	38.9	38.9	38.5

West Central	Colorado	0.4	1.0	0.4	1.0
	New Mexico	2.0	3.0	2.1	2.8
	West Texas	5.7	5.6	5.8	5.7

		8.1	9.6	8.3	9.5

California	California	15.9	16.8	16.1	17.4

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		35.6%	28.9%	34.6%	28.7%
Ford		15.9	18.2	16.4	18.3
DaimlerChrysler		12.9	14.8	13.5	14.7
Nissan/Infiniti		9.9	10.6	10.2	11.4
Honda/Acura		10.0	9.3	9.7	9.2
GM		8.7	11.4	8.4	10.8
Other		7.0	6.8	7.2	6.9

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		51.5%	45.4%	50.5%	46.2%
Domestic		31.9	38.9	32.7	38.2
Luxury		16.6	15.7	16.8	15.6

		100.0%	100.0%	100.0%	100.0%

Car		51.2%	45.4%	49.4%	45.5%
Truck		48.8	54.6	50.6	54.5

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
REVENUES:
New vehicle retail sales	$968,399	$980,375	(1.2)%	$1,828,527	$1,814,320	0.8%
Used vehicle retail sales	289,760	278,787	3.9	555,680	540,332	2.8
Used vehicle wholesale sales	87,053	106,786	(18.5)	167,746	202,980	(17.4)

Total used	376,813	385,573	(2.3)	723,426	743,312	(2.7)
Parts and service	164,641	163,057	1.0	327,507	322,517	1.5
Finance and insurance	47,193	48,328	(2.3)	95,151	93,911	1.3

Total	$1,557,046	$1,577,333	(1.3)%	$2,974,611	$2,974,060	0.0%

GROSS MARGIN:
New vehicle retail sales	7.3%	7.0%		7.4%	7.0%
Used vehicle retail sales	12.8	12.5		13.0	12.6
Used vehicle wholesale sales	(0.8)	(0.6)		0.1	(0.2)

Total used	9.7	8.9		10.0	9.1
Parts and service	54.5	54.6		54.4	54.4
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.6%	15.2%		16.2%	15.6%

GROSS PROFIT:
New vehicle retail sales	$70,312	$68,560	2.6%	$134,826	$127,672	5.6%
Used vehicle retail sales	37,128	34,734	6.9	72,168	68,110	6.0
Used vehicle wholesale sales	(730)	(592)	(23.3)	249	(474)	152.5

Total used	36,398	34,142	6.6	72,417	67,636	7.1
Parts and service	89,759	89,059	0.8	178,092	175,360	1.6
Finance and insurance	47,193	48,328	(2.3)	95,151	93,911	1.3

Total	$243,662	$240,089	1.5%	$480,486	$464,579	3.4%

UNITS SOLD:
Retail new vehicles sold	33,442	33,721	(0.8)%	62,411	62,554	(0.2)%
Retail used vehicles sold	17,549	17,441	0.6	33,812	34,683	(2.5)
Wholesale used vehicles sold	11,757	13,240	(11.2)	22,412	25,688	(12.8)

Total used	29,306	30,681	(4.5)%	56,224	60,371	(6.9)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,103	$2,033	3.4%	$2,160	$2,041	5.8%
Used vehicle retail sales	2,116	1,992	6.2	2,134	1,964	8.7
Used vehicle wholesale sales	(62)	(45)	(37.8)	11	(18)	161.1
Total used	1,242	1,113	11.6	1,288	1,120	15.0
Finance and insurance (per retail unit)	926	945	(2.0)	989	966	2.4

OTHER:
SG&A expenses	$182,944	$192,347	(4.9)%	$363,420	$374,637	(3.0)%
SG&A as % revenues	11.7%	12.2%		12.2%	12.6%
SG&A as % gross profit	75.1%	80.1%		75.6%	80.6%
Operating margin	3.6%	2.8%		3.6%	2.7%
Pretax income margin	2.5%	1.8%		2.5%	1.7%

Floorplan interest	$(13,033)	$(10,074)	29.4%	$(24,878)	$(18,739)	32.8%
Floorplan assistance	9,691	9,656	0.4	18,162	17,835	1.8

Net floorplan expense	$(3,342)	$(418)	699.5%	$(6,716)	$(904)	642.9%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
REVENUES:
New vehicle retail sales	$928,882	$952,251	(2.5)%	$1,757,133	$1,767,155	(0.6)%
Used vehicle retail sales	281,681	268,993	4.7	540,231	522,624	3.4
Used vehicle wholesale sales	83,101	101,747	(18.3)	160,630	194,953	(17.6)

Total used	364,782	370,740	(1.6)	700,861	717,577	(2.3)
Parts and service	160,982	156,979	2.6	320,642	312,206	2.7
Finance and insurance	45,653	46,782	(2.4)	92,439	91,238	1.3

Total	$1,500,299	$1,526,752	(1.7)%	$2,871,075	$2,888,176	(0.6)%

GROSS MARGIN:
New vehicle retail sales	7.3%	7.0%		7.4%	7.1%
Used vehicle retail sales	12.9	12.5		13.1	12.6
Used vehicle wholesale sales	(0.9)	(0.4)		0.1	(0.1)

Total used	9.8	8.9		10.1	9.1
Parts and service	54.4	54.7		54.2	54.4
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.8%	15.2%		16.3%	15.6%

GROSS PROFIT:
New vehicle retail sales	$67,553	$67,082	0.7%	$129,830	$125,232	3.7%
Used vehicle retail sales	36,345	33,552	8.3	70,647	65,758	7.4
Used vehicle wholesale sales	(775)	(448)	(73.0)	185	(227)	181.5

Total used	35,570	33,104	7.4	70,832	65,531	8.1
Parts and service	87,535	85,806	2.0	173,932	169,851	2.4
Finance and insurance	45,653	46,782	(2.4)	92,439	91,238	1.3

Total	$236,311	$232,774	1.5%	$467,033	$451,852	3.4%

UNITS SOLD:
Retail new vehicles sold	32,001	32,709	(2.2)%	59,901	60,801	(1.5)%
Retail used vehicles sold	17,141	16,777	2.2	33,068	33,468	(1.2)
Wholesale used vehicles sold	11,128	12,524	(11.1)	21,377	24,492	(12.7)

Total used	28,269	29,301	(3.5)%	54,445	57,960	(6.1)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,111	$2,051	2.9%	$2,167	$2,060	5.2%
Used vehicle retail sales	2,120	2,000	6.0	2,136	1,965	8.7
Used vehicle wholesale sales	(70)	(36)	(94.4)	9	(9)	200.0
Total used	1,258	1,130	11.3	1,301	1,131	15.0
Finance and insurance (per retail unit)	929	945	(1.7)	994	968	2.7

OTHER:
SG&A expenses	$180,853	$184,844	(2.2)%	$356,712	$361,142	(1.2)%
SG&A as % revenues	12.1%	12.1%		12.4%	12.5%
SG&A as % gross profit	76.5%	79.4%		76.4%	79.9%
Operating margin	3.4%	2.9%		3.5%	2.8%

Floorplan interest	$(12,595)	$(9,580)	31.5%	$(24,090)	$(17,875)	34.8%
Floorplan assistance	9,347	9,304	0.5	17,564	17,259	1.8

Net floorplan expense	$(3,248)	$(276)	1,076.8%	$(6,526)	$(616)	959.4%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office, but exclude the results of our two New Orleans dealerships that were closed as a result of Hurricane Katrina in August of 2005.